EXHIBIT 99.1

 NEWS RELEASE      NEWS RELEASE      NEWS RELEASE      NEWS RELEASE      NEWS RE

[LOGO OF AMERICAN EXPRESS COMPANY]

CONTACTS:        Media:  Joanna Lambert                  Michael O'Neill
                         212-640-9668                    212-640-5951
                         joanna.g.lambert@aexp.com       mike.o'neill@aexp.com

    Investors/Analysts:  Alex Hopwood                    Ron Stovall
                         212-640-5495                    212-640-5574
                         alex.w.hopwood@aexp.com         ronald.stovall@aexp.com

FOR IMMEDIATE RELEASE

------------------------------------------------------------------------------------------------------------------------------------
                                                  AMERICAN EXPRESS REPORTS STRONG RESULTS
                                            ON HIGHER REVENUES AND RECORD CARDMEMBER SPENDING.
                                           2.5 MILLION CARDS-IN-FORCE ADDED IN THE QUARTER.


                                                 (Millions, except per share amounts)

                                                       Quarters Ended          Percentage         Nine Months Ended       Percentage
                                                        September 30,           Inc/(Dec)           September 30,          Inc/(Dec)
                                                        -------------           ---------           -------------          ---------
                                                      2007          2006                          2007         2006
                                                      ----          ----                          ----         ----
 Revenues net of interest expense              $  6,945       $ 6,265           11%        $ 20,367      $ 18,479          10%

Income From Continuing Operations              $  1,074       $   934           15%        $  3,209      $  2,716          18%
(Loss) Income From Discontinued Operations     $     (7)      $    33            #         $    (28)     $     69           #
Net Income                                     $  1,067       $   967           10%        $  3,181      $  2,785          14%

Earnings Per Common Share - Basic:
   Income From Continuing Operations           $   0.92       $  0.78           18%        $   2.72      $   2.23          22%
   (Loss) Income From Discontinued Operations  $  (0.01)      $  0.02            #         $  (0.02)     $   0.06           #
   Net Income                                  $   0.91       $  0.80           14%        $   2.70      $   2.29          18%

Earnings Per Common Share - Diluted:
   Income From Continuing Operations           $   0.90       $  0.76           18%        $   2.67      $   2.19          22%
   (Loss) Income From Discontinued Operations         -       $  0.03            #         $  (0.02)     $   0.05           #
   Net Income                                  $   0.90       $  0.79           14%        $   2.65      $   2.24          18%

Average Common Shares Outstanding
   Basic                                          1,170         1,202          (3%)           1,179         1,217         (3%)
   Diluted                                        1,192         1,227          (3%)           1,202         1,242         (3%)

Return on Average Equity*                          38.2%         33.6%                         38.2%         33.6%
------------------------------------------------------------------------------------------------------------------------------------


* Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

# Denotes a variance of more than 100%.

     New York - October 22, 2007 - AMERICAN EXPRESS COMPANY (NYSE: AXP) today reported third quarter income from continuing operations of $1.1 billion, up 15 percent from $934 million a year ago. Diluted earnings per share were $0.90, up 18 percent from $0.76.

     As previously disclosed, the Company entered into an agreement to sell its international banking subsidiary, American Express Bank Ltd.(AEB). Net income, which includes AEB within discontinued operations, totaled $1.1 billion for the quarter, up 10 percent from $967 million a year ago. On a per share basis, net income was $0.90, up 14 percent from $0.79.

     Consolidated revenues net of interest expense rose 11 percent to $6.9 billion, up from $6.3 billion a year ago.

     Consolidated expenses totaled $4.5 billion, up 9 percent from $4.2 billion a year ago.

     The Company's return on equity (ROE) was 38.2 percent.

     "Our strong earnings growth this quarter reflected a 16 percent rise in combined spending by consumers, small businesses and corporate Cardmembers," said Kenneth I. Chenault, chairman and chief executive.

     "Investments that expanded our service, rewards and loyalty programs helped to add 2.5 million cards during the quarter while also generating excellent spending increases from existing Cardmembers.

     "While we continue to be cautious about the overall economy, our ongoing focus on the premium sector and careful management of loan and investment portfolios allowed us to maintain strong credit quality that compares favorably to the industry.

     "We continued to build on the momentum of recent periods, generating excellent revenue growth and ending the quarter in a strong competitive position."

     The third quarter results included a $75 million tax benefit primarily related to the resolution of prior years' tax items. Also included in results was $81 million ($41 million after-tax) of previously disclosed charges primarily related to the contracted sale of American Express International Deposit Company (AEIDC), a wholly-owned subsidiary of the Company which issues investment certificates to AEB's customers.

     The year-ago quarter results included a $33 million ($24 million after-tax) gain related to the sale of the Company's card operations in Malaysia and Indonesia.

     DISCONTINUED OPERATIONS

     Discontinued operations included a loss of $7 million primarily reflecting the results of AEB. In the year-ago period, discontinued operations included income of $33 million.

     SEGMENT RESULTS

     As previously announced, the Company reorganized its businesses into two customer-focused groups - the Global Consumer Group and the Global Business-to-Business Group. The Company will continue to report the U.S. Card Services segment and Global Network & Merchant Services segments consistent with previous reporting. The previously reported International Card & Global Commercial Services segment will now be reported as two separate segments: the International Card Services segment and the Global Commercial Services segment. The Company's U.S. Card Services and International Card Services segments are aligned with the Global Consumer Group and the Company's Global Network & Merchant Services and Global Commercial Services segments are aligned with the Global Business-to-Business Group.

     In addition, beginning with the third quarter of 2007, and for all prior periods, AEB results have been removed from the Corporate & Other segment and reported within the discontinued operations line on the Company's Consolidated Statements of Income. In addition to the agreement to sell AEB to Standard Chartered PLC, AEIDC was also contracted to be sold to Standard Chartered 18 months after the close of the AEB sale through a put/call agreement. AEIDC will continue to be reflected in continuing operations within the Corporate & Other segment until one year before the anticipated close of this portion of the transaction. Based on the assumed completion of the AEB sale in the first quarter of 2008, we expect to begin reporting AEIDC's results in the discontinued operations line in the third quarter of 2008. The following segment discussion, as well as the selected financial data for all periods presented, reflect the changes noted above.

     U.S. CARD SERVICES reported third quarter net income of $592 million, up 6 percent from $558 million a year ago.

     Revenues net of interest expense for the third quarter increased 12 percent to $3.6 billion, reflecting higher spending and borrowing by consumers and small businesses, which were partially offset by higher interest expense.

     Total expenses increased 6 percent. Marketing, promotion, rewards and cardmember services expenses increased 7 percent from the year-ago period primarily due to higher rewards costs partially offset by a targeted decrease in marketing and promotion expenses. Human resources and other operating expenses increased 5 percent.

     Strong growth in loans outstanding, along with write-off and delinquency rates returning to levels more consistent with historical rates from the unusually low levels of a year ago, resulted in a 44 percent increase in provisions for losses. Results for the third quarter included $18 million of the previously mentioned tax benefit.

     INTERNATIONAL CARD SERVICES reported third quarter net income of $140 million, up 32 percent from $106 million a year ago.

     Revenues net of interest expense increased 17 percent to $1.1 billion, reflecting higher Cardmember spending, as well as higher loan balances.

     Total expenses increased 27 percent. Human resources and other operating expenses increased 17 percent from a year ago when these expenses included a gain related to the sale of the Company's card operations in Malaysia and Indonesia. Marketing, promotion, rewards and cardmember services expenses increased 43 percent due to an increase in rewards and higher marketing promotion costs.

     Provisions for losses were unchanged from a year ago as growth in the loan portfolio was offset by a lower level of write off and delinquency rates.

     Results for the third quarter included $17 million of the previously mentioned tax benefit and certain consolidated tax benefits arising from this segment's ongoing non-U.S. funding activities.

     GLOBAL COMMERCIAL SERVICES reported third quarter net income of $135 million, up 29 percent from $105 million a year ago. Revenues net of interest expense increased 12 percent to $1.1 billion, reflecting higher spending by corporate Cardmembers.

     Total expenses increased 10 percent. Human resources and other operating expenses increased 10 percent reflecting continued growth in the business. Marketing, promotion, rewards and cardmember services expenses increased 8 percent.

     Provisions for losses increased 24 percent from year-ago levels, primarily reflecting higher volumes.

     Results for the third quarter included $9 million of the previously mentioned tax benefit.

     GLOBAL NETWORK & MERCHANT SERVICES reported third quarter net income of $266 million, up 25 percent from $212 million a year ago.

     Revenues net of interest expense for the third quarter increased 17 percent to $980 million. The increase reflected continued strong growth in merchant-related revenue primarily from higher company-wide billed business.

     Spending on Global Network Services cards increased 45 percent from year-ago levels reflecting continued growth in spending on cards issued by bank partners. Cards-in-force issued by bank partners increased 32 percent.

     Total expenses increased 12 percent, reflecting higher human resources costs and expanded marketing and promotion activities.

     Results for the third quarter included $22 million of the previously mentioned tax benefit.

     CORPORATE AND OTHER reported third quarter net expenses of $59 million, compared with net expenses of $47 million a year ago. The increase was primarily due to the previously mentioned charges at AEIDC.

                                      ***

     American Express Company (www.americanexpress.com) is a leading global payments, network and travel company founded in 1850.

     Note: The 2007 Third Quarter Earnings Supplement will be available today on the American Express web site at HTTP://IR.AMERICANEXPRESS.COM. An investor conference call will be held with Chief Financial Officer, Daniel T. Henry, at 5:00 p.m. (EDT) today to discuss third quarter earnings results, operating performance and other topics that may be raised during the discussion. Live audio of the investor conference call will be accessible to the general public on the American Express web site at HTTP://IR.AMERICANEXPRESS.COM. A replay of the conference call will be available later today at the same web site address.

                                      ***

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO
RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO MEET ITS ROE TARGET RANGE OF 33 TO 36 PERCENT ON AVERAGE AND OVER TIME, WHICH WILL DEPEND IN PART ON FACTORS SUCH AS THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUE GROWTH AND ACHIEVE SUFFICIENT MARGINS, FLUCTUATIONS IN THE CAPITAL REQUIRED TO SUPPORT ITS BUSINESSES, THE MIX OF THE COMPANY'S FINANCINGS, AND FLUCTUATIONS IN THE LEVEL OF THE COMPANY'S SHAREHOLDERS' EQUITY DUE TO SHARE REPURCHASES, DIVIDENDS, CHANGES IN ACCUMULATED OTHER COMPREHENSIVE INCOME AND ACCOUNTING CHANGES, AMONG OTHER THINGS; THE ACTUAL AMOUNT SPENT BY THE COMPANY IN THE FOURTH QUARTER OF 2007 ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX,

ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, AND SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; FLUCTUATIONS IN INTEREST RATES (INCLUDING FLUCTUATIONS IN BENCHMARKS, SUCH AS LIBOR AND OTHER BENCHMARK RATES, USED TO PRICE LOANS AND OTHER INDEBTEDNESS, AS WELL AS CREDIT SPREADS IN THE PRICING OF LOANS AND OTHER INDEBTEDNESS), WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND THE VALUE OF THE COMPANY'S INVESTMENTS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE UNDERLYING ASSUMPTIONS AND EXPECTATIONS RELATED TO THE SALE OF THE AMERICAN EXPRESS BANK LTD. BUSINESSES PROVING TO BE INACCURATE OR UNREALIZED, INCLUDING, AMONG OTHER THINGS, THE LIKELIHOOD OF AND EXPECTED TIMING FOR COMPLETION OF THE TRANSACTION, THE PROCEEDS TO BE RECEIVED BY THE COMPANY IN THE TRANSACTION AND THE TRANSACTION'S IMPACT ON THE COMPANY'S EARNINGS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS, CONSOLIDATIONS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE COMPANY'S ABILITY TO INVEST IN TECHNOLOGY ADVANCES ACROSS ALL AREAS OF ITS BUSINESS TO STAY ON THE LEADING EDGE OF TECHNOLOGIES APPLICABLE TO THE PAYMENTS INDUSTRY; THE COMPANY'S ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY RIGHTS (IP) AND AVOID INFRINGING THE IP OF OTHER PARTIES; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, NATURAL DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; ACCOUNTING CHANGES; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS OTHER REPORTS FILED WITH THE SEC.

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. Amounts herein reflect certain adjustments as noted in the Company's Form 8-K dated March 30, 2007 filed with the U.S. Securities and Exchange Commission (SEC). Amounts have also been revised to reflect American Express Bank Ltd. (AEB) activities as discontinued operations. In addition, amounts herein reflect certain modifications made to the Company's reportable operating segment disclosures as noted in the Company's Form 8-K dated April 19, 2007 filed with the SEC. Segment disclosures have also been revised to reflect the Company's organizational changes that became effective July 1, 2007 and to remove AEB from the Corporate & Other segment. See also pages 2-3 of the 2007 Third Quarter Earnings Supplement for a description of such adjustments.

(Preliminary)

                             AMERICAN EXPRESS COMPANY
                         CONSOLIDATED STATEMENTS OF INCOME

(Millions)

                                                            Quarters Ended                      Nine Months Ended
                                                             September 30,                        September 30,
                                                         --------------------   Percentage     --------------------   Percentage
                                                           2007        2006      Inc/(Dec)       2007        2006      Inc/(Dec)
                                                         --------    --------   ----------     --------    --------   ----------
Revenues
  Discount revenue                                       $  3,659    $  3,259           12%    $ 10,684    $  9,520           12%
  Net card fees                                               522         462           13        1,506       1,515           (1)
  Travel commissions and fees                                 484         427           13        1,412       1,328            6
  Other commissions and fees                                  644         539           19        1,767       1,660            6
  Securitization income, net                                  392         384            2        1,181       1,142            3
  Other                                                       362         417          (13)       1,175       1,161            1
                                                         --------    --------                  --------    --------
    Total                                                   6,063       5,488           10       17,725      16,326            9
                                                         --------    --------                  --------    --------
  Interest income
    Cardmember lending finance revenue                      1,581       1,213           30        4,463       3,260           37
    Other (including investment certificates)                 309         291            6          969         860           13
                                                         --------    --------                  --------    --------
      Total                                                 1,890       1,504           26        5,432       4,120           32
                                                         --------    --------                  --------    --------
        Total revenues                                      7,953       6,992           14       23,157      20,446           13
                                                         --------    --------                  --------    --------
  Interest expense
    Cardmember lending                                        444         318           40        1,260         841           50
    Charge card and other                                     564         409           38        1,530       1,126           36
                                                         --------    --------                  --------    --------
      Total                                                 1,008         727           39        2,790       1,967           42
                                                         --------    --------                  --------    --------
Revenues net of interest expense                            6,945       6,265           11       20,367      18,479           10
                                                         --------    --------                  --------    --------

Expenses
  Marketing, promotion, rewards and cardmember services     1,810       1,586           14        5,098       4,772            7
  Human resources                                           1,366       1,227           11        4,001       3,679            9
  Professional services                                       539         562           (4)       1,637       1,621            1
  Occupancy and equipment                                     374         346            8        1,054       1,012            4
  Communications                                              118         104           13          342         322            6
  Other                                                       339         342           (1)         980         993           (1)
                                                         --------    --------                  --------    --------
    Total                                                   4,546       4,167            9       13,112      12,399            6
                                                         --------    --------                  --------    --------
Provisions for losses and benefits
    Charge card                                               279         257            9          721         658           10
    Cardmember lending                                        579         412           41        1,791       1,139           57
    Other (including investment certificates)                 124         118            5          306         331           (8)
                                                         --------    --------                  --------    --------
        Total                                                 982         787           25        2,818       2,128           32
                                                         --------    --------                  --------    --------
Pretax income from continuing operations                    1,417       1,311            8        4,437       3,952           12
Income tax provision                                          343         377           (9)       1,228       1,236           (1)
                                                         --------    --------                  --------    --------
Income from continuing operations                           1,074         934           15        3,209       2,716           18
(Loss) Income from discontinued operations, net of tax         (7)         33            #          (28)         69            #
                                                         --------    --------                  --------    --------
Net income                                               $  1,067    $    967           10     $  3,181    $  2,785           14
                                                         ========    ========                  ========    ========

# - Denotes a variance of more than 100%.

(Preliminary)

                             AMERICAN EXPRESS COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

(Billions)

                                                  September 30,    December 31,
                                                      2007             2006
                                                 ---------------   ---------------
Assets
  Cash and cash equivalents                      $             8   $             5
  Accounts receivable                                         40                39
  Investments                                                 16                18
  Loans                                                       50                43
  Other assets                                                10                 9
  Assets of discontinued operations                           17                14
                                                 ---------------   ---------------
    Total assets                                 $           141   $           128
                                                 ===============   ===============

Liabilities and Shareholders' Equity
  Short-term debt                                $            15   $            15
  Long-term debt                                              54                43
  Other liabilities                                           45                45
  Liabilities of discontinued operations                      16                14
                                                 ---------------   ---------------
    Total liabilities                                        130               117
                                                 ---------------   ---------------

  Shareholders' equity                                        11                11
                                                 ---------------   ---------------
    Total liabilities and shareholders' equity   $           141   $           128
                                                 ===============   ===============

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY

(Millions)

                                                            Quarters Ended                      Nine Months Ended
                                                             September 30,                        September 30,
                                                         --------------------   Percentage     --------------------    Percentage
                                                           2007        2006      Inc/(Dec)       2007        2006      Inc/(Dec)
                                                         --------    --------   -----------    --------    --------    ----------
REVENUES NET OF INTEREST EXPENSE
  U.S. Card Services                                     $  3,589    $  3,203            12%   $ 10,513    $  9,271            13%
  International Card Services                               1,114         952            17       3,142       2,939             7
  Global Commercial Services                                1,064         949            12       3,141       2,918             8
  Global Network & Merchant Services                          980         841            17       2,823       2,428            16
                                                         --------    --------                  --------    --------
                                                            6,747       5,945            13      19,619      17,556            12
  Corporate & Other, including adjustments and
    eliminations                                              198         320           (38)        748         923           (19)
                                                         --------    --------                  --------    --------

CONSOLIDATED REVENUES NET OF INTEREST EXPENSE            $  6,945    $  6,265            11    $ 20,367    $ 18,479            10
                                                         ========    ========                  ========    ========

PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS
  U.S. Card Services                                     $    912    $    839             9    $  2,770    $  2,600             7
  International Card Services                                 110         121            (9)        298         236            26
  Global Commercial Services                                  187         157            19         600         549             9
  Global Network & Merchant Services                          389         314            24       1,181         891            33
                                                         --------    --------                  --------    --------
                                                            1,598       1,431            12       4,849       4,276            13
  Corporate & Other                                          (181)       (120)           51        (412)       (324)           27
                                                         --------    --------                  --------    --------

PRETAX INCOME FROM CONTINUING OPERATIONS                 $  1,417    $  1,311             8    $  4,437    $  3,952            12
                                                         ========    ========                  ========    ========

NET INCOME (LOSS)
  U.S. Card Services                                     $    592    $    558             6    $  1,816    $  1,679             8
  International Card Services                                 140         106            32         359         244            47
  Global Commercial Services                                  135         105            29         426         360            18
  Global Network & Merchant Services                          266         212            25         768         578            33
                                                         --------    --------                  --------    --------
                                                            1,133         981            15       3,369       2,861            18
  Corporate & Other                                           (59)        (47)           26        (160)       (145)           10
                                                         --------    --------                  --------    --------
  Income from continuing operations                         1,074         934            15       3,209       2,716            18
  (Loss) Income from discontinued operations, net
    of tax                                                     (7)         33             #         (28)         69             #
                                                         --------    --------                  --------    --------

NET INCOME                                               $  1,067    $    967            10    $  3,181    $  2,785            14
                                                         ========    ========                  ========    ========

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)

                                                            Quarters Ended                      Nine Months Ended
                                                             September 30,                        September 30,
                                                         --------------------   Percentage     --------------------   Percentage
                                                           2007        2006      Inc/(Dec)       2007        2006     Inc/(Dec)
                                                         --------    --------   ----------     --------    --------   ----------
EARNINGS PER COMMON SHARE
BASIC
  Income from continuing operations                      $   0.92    $   0.78           18%    $   2.72    $   2.23           22%
  (Loss) Income from discontinued operations                (0.01)       0.02            #     $  (0.02)       0.06            #
                                                         --------    --------                  --------    --------
  Net income                                             $   0.91    $   0.80           14%    $   2.70    $   2.29           18%
                                                         ========    ========                  ========    ========

  Average common shares outstanding (millions)              1,170       1,202           (3)%      1,179       1,217           (3)%
                                                         ========    ========                  ========    ========
DILUTED
  Income from continuing operations                      $   0.90    $   0.76           18%    $   2.67    $   2.19           22%
  (Loss) Income from discontinued operations                    -        0.03            #        (0.02)       0.05            #
                                                         --------    --------                  --------    --------
  Net income                                             $   0.90    $   0.79           14%    $   2.65    $   2.24           18%
                                                         ========    ========                  ========    ========

  Average common shares outstanding (millions)              1,192       1,227           (3)%      1,202       1,242           (3)%
                                                         ========    ========                  ========    ========

Cash dividends declared per common share                 $   0.15    $   0.15            -%    $   0.45    $   0.42            7%
                                                         ========    ========                  ========    ========

                       SELECTED STATISTICAL INFORMATION

                                                            Quarters Ended                      Nine Months Ended
                                                             September 30,                        September 30,
                                                         --------------------   Percentage     --------------------   Percentage
                                                           2007        2006      Inc/(Dec)       2007        2006     Inc/(Dec)
                                                         --------    --------   ----------     --------    --------   ----------
Return on average equity (A)                                 38.2%       33.6%                     38.2%       33.6%
Common shares outstanding (millions)                        1,169       1,204           (3)%      1,169       1,204           (3)%
Book value per common share                              $   9.32    $   8.93            4%    $   9.32    $   8.93            4%
Shareholders' equity (billions)                          $   10.9    $   10.8            1%    $   10.9    $   10.8            1%

# - Denotes a variance of more than 100%.

(A) Computed on a trailing 12-month basis using net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with GAAP.